UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2026

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9151 East Panorama Circle, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2026, Eric Nowak informed Arrow Electronics, Inc. (the “Company”) that he will retire at the end of March 2027, following 22 years of distinguished service with the Company. The Company has identified Rodney Clark as a successor to Mr. Nowak, and Mr. Clark’s employment with the Company is expected to begin on November 9, 2026. Mr. Clark has significant global leadership experience across commercial, channel, and technology sectors, having led large partner ecosystems, revenue organizations, and business transformations at Cisco, Johnson Controls, Microsoft, and IBM.

In anticipation of his retirement, Mr. Nowak will step down from his position of President, Global Enterprise Computing Solutions, of the Company, effective as of December 31, 2026, at which time his duties will be transitioned to Mr. Clark. Mr. Nowak will continue to serve as an employee in an advisory capacity until his retirement to assist in the transition of his duties. Mr. Nowak is retiring for personal reasons and not as the result of any disagreement with the Company on any matter relating to its operations, financial statements, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: October 15, 2026	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal and Compliance Officer, and Secretary